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                                                                   Exhibit 10.41



                           NEW SHAREHOLDERS AGREEMENT

      THIS NEW SHAREHOLDERS AGREEMENT (this "Agreement"), dated September 9, 1996, is made by and among CHARLES M. PILUSO ("Piluso"), residing at 129 Woodmere Boulevard, Woodmere, New York 11598, JACQUELINE and VICTORIA PILUSO, both residing at 129 Woodmere Boulevard, Woodmere, New York 11598 (the "Piluso Daughters"), RICHARD P. REBETTI, JR. ("Rebetti"), residing at 51 Midland Road, Roslyn, NY 11577, RSL COMMUNICATIONS, LTD., a Bermuda corporation, as successor in interest to RSL Communications Inc. ("Parent"), and RSL Communications PLC, a United Kingdom corporation ("PLC") (Parent and PLC are collectively referred to herein as "RSL"), with offices at 767 Fifth Avenue, Suite 4300, New York, New York 10153 (individually a "Shareholder" and collectively the "Shareholders") and INTERNATIONAL TELECOMMUNICATIONS GROUP, LTD. ("ITG"), a Delaware corporation with offices at 169 EAB Plaza, West Tower, 8th Floor, Uniondale, New York 11556-0169.
                              W I T N E S S E T H:

      WHEREAS, ITG, the Shareholders (other than RSL and the Piluso Daughters) and Incom (UK) Ltd. ("Incom") entered into a shareholders' agreement, dated the first day of September, 1994 (the "Shareholders' Agreement"), as amended by the Amendment to Shareholders' Agreement dated as of March 10, 1995 (the "First Amendment"), and the Shareholders (other than the Piluso Daughters) and ITG entered into an Ancillary Shareholders' Agreement dated September 22, 1995 (the "Ancillary Agreement"), with respect to, among other things, the transfer or other disposition of the authorized and outstanding stock of ITG owned by the Shareholders and Incom;

      WHEREAS, Piluso has, subject to Incom's exercise of its right of first refusal pursuant to the Shareholders' Agreement, agreed to sell 106,985 shares of ITG's common stock owned by him to RSL; and

      WHEREAS, the parties hereto wish, as between and among them, to terminate the Shareholders' Agreement, First Amendment and Ancillary Agreement and enter into this Agreement, providing, among other things, for the granting of certain exchange and other rights to Piluso.

      NOW, THEREFORE, in consideration of the mutual promises and covenants contained in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:
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      1. Termination of Shareholders' Agreement, First Amendment and Ancillary
Agreement. Except with respect to any rights Incom may have pursuant to (i) the rights of first refusal under Section I of the Shareholders' Agreement in the event of future sales by the Shareholders (other than shares of ITG capital stock held by RSL, which are not subject to restrictions on transfer) of ITG capital stock, (ii) its "tag along rights" pursuant to Section 5 of the First Amendment, and except only as to the extent to which RSL's agreements contained in Sections 2 and 5 of the First Amendment may benefit Incom, as between and among themselves, the Shareholders hereby repeal, terminate and replace with this Agreement, the Shareholders' Agreement, the First Amendment and the Ancillary Agreement and the same shall have no force and effect as between and among ITG and the Shareholders. In addition, the Shareholders hereby waive any and all future preemptive rights which may otherwise be granted to any Shareholders pursuant to Section IX of the Shareholders' Agreement. The Shareholders hereby agree and confirm that that certain New Shareholders Agreement, dated July 1, l996, attached as Exhibit B to that certain Promissory
Note in the principal amount of $5,000,000 made by ITG in favor of RSL Communications PLC (as successor in interest to RSL Communications Limited) dated July 1, 1996, is ab initio, of no force and effect.

      2. Composition of the Board of Directors and Abolishment of Committees. Pursuant to a letter to Piluso sent by Eli Lior, the Managing Director of Incom, dated June 16, 1995 (the "Incom Letter") , Incom relinquished its rights to elect two (2) members to the Board of Directors of ITG and provided that such positions on the Board of Directors be eliminated unless the majority of the Board of Directors decided otherwise. The Board of Directors has not decided otherwise and, therefore, the two (2) Board member positions entitled to be elected by Incom were eliminated. With such elimination of Board member positions, and pursuant to the Shareholders' Agreement as amended by the First Amendment, the Board of Directors is presently to be comprised of nine (9) members, six entitled to be elected by Piluso ("Piluso Directors") and three (3) entitled to be elected by RSL (the "RSL Directors") . The parties hereto agree that of the Piluso Directors, Piluso shall nominate and elect five (5) nominees designated by RSL and Piluso shall nominate and elect the sixth Board member that Piluso is entitled to appoint pursuant to the Shareholders' Agreement as amended by the First Amendment. The parties hereto, therefore, agree to vote all their shares of capital stock of ITG for the election of a Board of Directors consisting of nine (9) persons, of whom one person shall be nominated or designated by Piluso and eight (8) persons shall be nominated or designated by RSL. Furthermore, the parties acknowledge that pursuant to the Incom Letter, Incom relinquished its rights to elect one (1) member to each of the committees described in Paragraph 3 of the First Amendment and provided that such positions be eliminated unless the majority of the Board of Directors decided otherwise. The Board of Directors has not


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decided otherwise, and the Shareholders agree that they shall not form, or cause to be formed, either of the committees discussed in such paragraph.

      3. Piluso, Piluso Daughters and Rebetti Anti-Dilution Rights. (a) In the event (i) RSL or its Affiliates purchase additional shares of capital stock of ITG directly from ITG or are issued additional shares of capital stock of ITG directly by ITG and/or (ii) Incom or its Affiliates are issued additional shares of capital stock as a result of Incom's anti-dilution rights triggered by such purchase by or issuance to RSL or its Affiliates, then the Shareholders hereby agree to amend the Certificate of Incorporation of ITG to provide for a class of convertible common stock and to cause ITG to issue to the Piluso Daughters and Piluso, in the aggregate, on a one-for-one exchange basis, convertible common stock of ITG, convertible at the option of the holder into such number of shares of common stock of ITG as shall, at all times until an initial public offering of RSL (the "RSL IPO") shall occur, be equal to the following: 0.0532 times the sum of the additional number of shares of capital stock of ITG so purchased by or issued to RSL or its Affiliates and any additional shares of such capital stock issued to Incom or its Affiliates as a result of such purchase or issuance, such that the Piluso Daughters and Piluso, in the aggregate, together maintain a five percent (5%) interest in ITG (not taking into account the 15,619 shares of ITG (the "Other Piluso Shares") to be transferred by Piluso to RSL pursuant to that certain Agreement and Plan of Reorganization, dated as of September 9, 1996 among PLC, Piluso and Parent) after giving effect to any shares so purchased or issued as provided in clauses (i) and (ii) above and paragraph (b) below. Notwithstanding that the Incom Issuance (as defined below) would not give rise to the rights set forth in the preceding sentence, the Shareholders further agree that, immediately following the issuance of 3,954 non-voting shares of ITG to Incom (the "Incom Issuance") pursuant to that certain Asset Purchase Agreement, dated as of August 12, 1996, between RSL COM UK Limited and Incom, the Shareholders will cause ITG to issue to the Piluso Daughters and Piluso, in the aggregate, such number of shares of common stock of ITG as shall cause Piluso and the Piluso Daughters together to own an aggregate five percent of the capital stock of ITG at such time (not taking into account the Other Piluso Shares).

            (b) In the event (i) RSL or its Affiliates purchase additional shares of capital stock of ITG directly from ITG or are Issued additional shares of capital stock of ITG directly by ITG and/or (ii) Incom or its Affiliates are issued additional shares of capital stock as a result of Incom's anti-dilution rights triggered by such purchase by or issuance to RSL or its Affiliates, then the Shareholders hereby agree to amend the Certificate of Incorporation of ITG to provide for a class of convertible common stock and to cause ITG to issue to Rebetti, on a one-for-one exchange basis, convertible common stock of ITG,


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

convertible at the option of the holder into such number of shares of common stock of ITG as shall, at all times until an RSL IPO shall occur, be equal to the following: 0.0l063 times the sum of the additional number of shares of capital stock of ITG so purchased by or issued to RSL or its Affiliates and any additional shares of such capital stock issued to Incom or its Affiliates as a result of such Issuance or purchase, such that Rebetti maintains a one percent (l%) interest in ITG after giving effect to any shares so purchased or issued as provided in clauses (i) and (ii) above and paragraph (a) above. Notwithstanding that the Incom Issuance would not give rise to the rights set forth in the preceding sentence, the Shareholders further agree that, immediately following the Incom Issuance, the Shareholders will cause ITG to issue to Rebetti such number of shares of common stock of ITG as shall cause Rebetti to own an aggregate one percent of the capital stock of ITG at such time.

            (c) For purposes of this Section 3, "Affiliate" shall mean with respect to any person, any other person, directly or indirectly controlling, or controlled by, or under common control with, such person.

      4. Piluso and Rebetti Exchange Rights. On the closing date of the RSL IPO, RSL will grant to each of Piluso, the Piluso Daughters and Rebetti the right to exchange all shares of common stock of ITG which Piluso, the Piluso Daughters or Rebetti, as the case may be, then own for shares of RSL common stock equal to the fair market value of Piluso's, the Piluso Daughters' and/or Rebetti's ITG common stock on that date. For purposes of this Section 4, shares of RSL common stock shall be valued at the RSL IPO price to public per share and shares of ITG common stock owned by Piluso, the Piluso Daughters and/or Rebetti shall be valued in writing by the Managing Underwriter of the RSL IPO using its best professional judgment as to the fair market value of such shares. The parties agree to cooperate in good faith to take such actions as may be reasonable to effect any exchange under this Section 4 on a tax-free basis to Piluso, the Piluso Daughters and/or Rebetti as may be permitted by applicable law.

      5. [intentionally omitted]

      6. Tag-Along and Drag-Along Rights. (a) RSL agrees that it will not sell or transfer its shares of ITG or any other securities of ITG that may now or hereafter be held or owned by it to a third party other than an Affiliate who agrees in writing to be bound by the terms hereof unless RSL first notifies Piluso, the Piluso Daughters and Rebetti in writing (the "Notice") of its intention to sell its ITG shares, as well as the proposed sale price per share. Piluso, the Piluso Daughters and Rebetti shall each have the right, within ten
(10) days of the receipt of the Notice, to elect to require the third party to purchase from them at such sale price per share specified in the Notice the same proportion of ITG shares held by each of them as the proportion of ITG shares owned by RSL that are proposed to be sold to the third party. The closing of such sale shall occur at the same time as the closing of RSL's sale of shares of ITG.


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

            b) RSL further agrees that in the event substantially all of its assets are purchased by a third party and such assets purchased include RSL's shares of ITG, or in the event all of RSL's stock is purchased by a third party, RSL will ensure that such third party offers to purchase shares of ITG then held by Piluso, the Piluso Daughters and/or Rebetti at the "Purchase Price per Share" (defined in (c) below). Such Purchase Price per Share shall be payable by the third party in the same form of consideration as is paid to RSL. The closing of such sale shall occur at the same time as the closing of the purchase of substantially all the assets of RSL.

            (c) The purchase price per share of ITG stock shall be based on an appraisal, made by a qualified independent appraiser mutually selected by holders of the Series A Convertible Preferred Stock and Piluso, of all of the assets or stock sold by RSL to determine the relative value of the ITG shares included in such sale, it being understood that such value will constitute a fraction of the total purchase price paid to RSL. In the event such parties are unable to mutually agree on an appraiser, each such party shall select one (1) appraiser, and the two (2) appraisers so selected shall appoint a third appraiser whose appraisal shall govern the determination of the Purchase Price per Share. The appraised value of ITG shall be divided by the total number of shares of ITG stock then outstanding to determine the per share purchase price of the shares of ITG stock to be purchased by the third party (the "Purchase Price per Share").

            (d) Piluso, the Piluso Daughters and Rebetti agree that in the event RSL receives an offer to purchase any of its shares of capital stock of ITG from a third party other than an Affiliate of RSL (the "Third Party offer") , which Third Party offer is accepted by RSL, they will, if requested by such third party, sell to such third party the same proportion of the shares of capital stock of ITG owned by each of them and so offered to be purchased as the proportion of shares of capital stock of ITG owned by RSL that are proposed to be purchased, at the same time and on the same terms and conditions as are contained in the Third Party offer.

            (e) For the purposes of this Section 6, "Affiliate" shall mean with respect to any person, any other person, directly or indirectly controlling, or controlled by, or under common control with, such person.

      7. Entire Agreement; Conflict. This Agreement embodies the entire agreement of the Stockholders with respect to their capital stock of ITG and the subject matter hereof, and supersedes, as between and among the Stockholders, and as between the Stockholders and ITG, any and all other or prior agreements or arrangements, whether written or oral, which the Stockholders may have had with respect to the subject matter hereof including,


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without limitation, the Shareholders' Agreement, the First Amendment and the
Ancillary Agreement, which agreements shall be null and void and of no further force and effect as of the date hereof as between and among the Stockholders and as between the Stockholders and ITG. In furtherance of the foregoing and not in limitation thereof, whenever there shall exist an inconsistency between the terms of this Agreement and the terms of the Shareholders' Agreement, the First Amendment or the Ancillary Agreement, the terms of this Agreement shall prevail and any right given to Piluso in any of the Shareholders' Agreement, the First Amendment or the Ancillary Agreement and not expressly set forth herein shall be deemed terminated upon the execution of this Agreement.

      8. Captions. The sections and other headings contained in this Agreement are for reference purposes only and shall not affect the meaning, interpretation or construction of this Agreement

      9. Counterparts; Severability. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument. To the extent any provision or part of a provision of this Agreement is held invalid or unenforceable, such invalidity or unenforceability shall not affect any other provision or part thereof.

      10. Successors and Assigns. This Agreement shall be binding on and inure to the benefit of the parties hereto and their respective legal representatives, heirs, successors and assigns.

      11. Applicable Law. This Agreement and the legal relations between the parties hereto shall be governed by and construed in accordance with the laws of the State of New York without regard to whether New York would be the governing law under that state's principles regarding choice of law.

      12. Arbitration. Any dispute between the parties with respect to this Agreement or any of the terms included herein and including the validity, interpretation, breach, and remedies for breach, and the enforcement of this Agreement, shall be resolved by an arbitrator in accordance with the following provisions. The arbitration shall be before a single arbitrator (the "Arbitrator") appointed upon the mutual agreement of the parties; provided, however, that in the event the parties cannot reach such agreement, each of the parties shall appoint an arbitrator and such arbitrators shall select the Arbitrator. The Arbitrator will be bound by the substantive law of the State of New York but will not be bound by the laws of evidence and procedure customary in courts of law. The arbitration shall take place in New York. The execution of this Agreement shall constitute an execution of an arbitration agreement as well.


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      IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the date first above written.

                                   /s/ Charles M. Piluso
                                   ---------------------
                                   Charles M. Piluso


                                   /s/ Richard P. Rebetti, Jr.
                                   ---------------------------
                                   Richard P. Rebetti, Jr.

                                   RSL COMMUNICATIONS, LTD.


                                   By: /s/ Itzhak Fisher
                                      ------------------
                                      Name:
                                      Title:

                                   INTERNATIONAL TELECOMMUNICATIONS
                                   GROUP, LTD.

                                   By: /s/ Charles M. Piluso
                                       ---------------------
                                       Name:
                                       Title:

                                   RSL COMMUNICATIONS PLC


                                   By: /s/ Itzhak Fisher
                                      ------------------
                                      Name:
                                      Title:

                                   /s/ Charles M. Piluso
                                   ---------------------
                                   Charles M. Piluso as custodian for
                                        Jacqueline Piluso


                                   /s/ Charles M. Piluso
                                   ---------------------
                                   Charles M. Piluso as custodian for
                                        Victoria Piluso


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